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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

     We have issued our report dated February 12, 2004, accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of Berkshire Bancorp Inc. and subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Berkshire Bancorp Inc. on Form S-8 (File No. 333-41708, effective July 19, 2000 and File No. 333-22287, effective February 25, 1997).


/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 30, 2004


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